UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2018 (January 23, 2018)
Date of Report (Date of Earliest Event Reported)

Harte Hanks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610
San Antonio, Texas 78216
(210) 829-9000
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
oWritten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
oSoliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
oPre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
oPre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company o
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement for Private Placement

On January 23, 2018, Harte Hanks, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Wipro, LLC (the “Investor”) pursuant to which the Company shall sell 9,926 shares (each, a “Preferred Share”) of its Series A Preferred Stock, par value $1.00 per share (the “Preferred Stock”), for an aggregate purchase price of $9,926,000 to the Investor in a private placement (the “Private Placement”). The Company intends to use the net proceeds of the Private Placement for working capital purposes.

Since 2016, the Investor has provided a variety of technology-related services to the Company, including database and software development, database support and analytics, IT infrastructure support and digital campaign management.

In connection with the Private Placement, the board of directors of the Company (the “Board”) approved a Certificate of Designation of Series A Preferred Stock of the Company (the “Certificate of Designation”) setting forth the rights, preferences, privileges and restrictions of the Preferred Stock. The Certificate of Designation was filed with the State of Delaware on January 29, 2018.

The Certificate of Designation provides that the Preferred Stock shall have no voting rights, except as described below or as otherwise required by law. Upon the liquidation, dissolution or winding-up of the Company, any merger or consolidation of the Company with or into another entity, any sale or other disposition of all or substantially all of the assets of the Company or other Fundamental Transaction (as defined in the Certificate of Designation) (each, a “Liquidation”), each Preferred Share shall be entitled to receive dividends on the shares of Preferred Stock that shall accrue, whether or not declared by the Board, from and after the original issue date of the Preferred Shares at a rate of (i) 5% per each year, or (ii) the rate that cash dividends were paid in respect of shares of common stock of the Company, par value $1.00 per share (the “Common Stock”) (with Preferred Stock being paid on an as-converted basis in such case), for such year if such rate is greater than 5%. The Preferred Shares are convertible into 16% of the shares of Common Stock outstanding as of the date of the Purchase Agreement.

Pursuant to the Certificate of Designation, on or after May 1, 2018 (but only to the extent either (i) 50% of the shares of Preferred Stock originally issued upon the filing of the Certificate of Designation remain outstanding, (ii) there remains outstanding an amount of Preferred Stock issued on the Original Issue Date (as defined in the Certificate of Designation) convertible into at least 5% of the Company’s outstanding Common Stock or (iii) (x) there remains outstanding at least one share of Preferred Stock and (y) a holder of Preferred Stock is the beneficial owner of at least 5% of the Company’s outstanding Common Stock) one member of the Board shall be subject to election and removal by the holders of a majority of the outstanding shares of Preferred Stock voting as a separate class. Pursuant to the Purchase Agreement, for so long as the Investor owns at least a majority of the Preferred Stock originally purchased by it (or is the beneficial owner of either at least 5% of the Company’s Common Stock), the Investor will have the right to appoint an observer to the Board. In addition, pursuant to the Purchase Agreement, on or after May 1, 2018, to the extent the holders of the Preferred Stock have the right to elect a member of the Board pursuant to the Certificate of Designation, that right shall be exercised solely by the Investor (but only for so long as the Investor is the beneficial owner of either at least 5% of the Company’s Common Stock or a majority of the Preferred Shares issued pursuant to the Purchase Agreement. On or after May 1, 2018, in the event the holders of the Preferred Stock are not permitted to elect an individual to serve on the Board pursuant to the Certificate of Designation (but only for so long as the Investor is the beneficial owner of at least 5% of the shares of Common Stock outstanding), the Investor may nominate one individual to serve on the Board in lieu of the observer to the Board (and may appoint an observer to the Board at any time or from time to time when its designee is not serving on the Board under the Purchase Agreement or the Certificate of Designation).

The Certificate of Designation provides that for so long as any Preferred Shares are outstanding, the vote or consent of a majority of the Preferred Shares is required to approve (i) any poison pill applicable to the acquisition of shares of capital stock by the Investor or its affiliates, (ii) other than respect to a poison pill, any class or series of capital stock that ranks senior to, or on parity with, the Preferred Stock as to dividends or distributions or upon a Liquidation, (iii) an increase in the number of authorized or issued shares of Preferred Stock, (iv) except for shares of capital stock acquired from employees, directors or consultants pursuant to equity plans in order to pay the exercise price of options granted pursuant to such plans or taxes incurred with grants under such plans, purchase or redeem any capital stock that ranks junior (as to dividends or distributions or upon a Liquidation) to the Preferred Stock, (v) any incurrence of indebtedness for borrowed money in excess of the greater of (a) $40,000,000 in the aggregate, or (b) four times the Company’s trailing 12 month EBITDA (as defined in the Certificate of Designation) (measured at the time such indebtedness is incurred), (vi) any transaction with any affiliate that is not on arms’ length terms, (vii) any Liquidation that does not result in payment to the holders of the Preferred Stock of the original purchase price per share of the Preferred Stock and all accrued and unpaid dividends on the Preferred Stock, (viii) any assignment for the benefit of creditors or filing for bankruptcy, (ix) any amendment, alteration or repeal of any provision of the Certificate of Incorporation (including the Certificate of Designation) or Bylaws of the Company in a manner materially adverse to the Preferred Stock, or (x) pay any portion of the 3Q Digital Earnout Amount (as defined in the Certificate of Designation) (a) prior to its due date pursuant to the 3Q Digital Agreement (as defined in the Certificate of Designation) or (b) if payment of the 3Q Digital Earnout Amount is accelerated due to a sale of the 3Q business, if doing so would require cash greater than the proceeds of such a sale transaction.

The Purchase Agreement provides for preemptive rights for the Investor, subject to certain exceptions and limitations, which grants the Investor the right to participate in any future issuances of new securities of the Company for so long as the Investor owns at least a majority of the Preferred Shares purchased by the Investor pursuant to the Purchase Agreement. The

Investor may participate in such issuances at a level based on the Investor’s ownership percentage of the Company on a fully-diluted basis prior to such issuance.

In connection with the signing of the Purchase Agreement, the Company and the Investor will also enter into a registration rights agreement (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company will prepare and file with the Securities and Exchange Commission, within 30 days following the receipt of a demand notice of the Investor on or after the one year anniversary of the date of the Private Placement, a registration statement (the “Registration Statement”) covering the resale of the shares of Common Stock underlying the Preferred Shares (collectively, the “Registrable Securities”). Subject to limited exceptions, the Company will use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable, but in any event within 120 days, after the Investor requests that the Company prepare and file the Registration Statement, but in no event shall the Registration Statement become effective earlier than the one year anniversary of the date of the Private Placement. In addition, if the Company proposes to register any of its Common Stock, either for the Company’s own account or for the account of any of its stockholders, the Company shall, at such time, promptly give the Investor notice of such intent, and the Investor shall have the option, subject to certain limitations, to include all of its Registrable Securities in such registration.

The foregoing is a summary of the terms of the Purchase Agreement, the Certificate of Designation and the Registration Rights Agreement and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of each of the Purchase Agreement, the Certificate of Designation and the Registration Rights Agreement, which are attached hereto as Exhibits 10.1, 3.1 and 10.2, respectively, and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Purchase Agreement, the Certificate of Designation and the Registration Rights Agreement in Item 1.01 of this Report is hereby incorporated into this Item 3.02 by reference.

The Preferred Stock is being offered and sold to an accredited investor without registration under the Securities Act of 1933 (the “Securities Act”) or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D promulgated thereunder. The certificate representing shares of Preferred Stock to be issued and sold in the Private Placement shall contain restrictive legends preventing the sale, transfer or other disposition of such Preferred Shares unless registered under the Securities Act or sold pursuant to an exemption therefrom. As described in Item 1.01 of this current report, the Company has agreed to file a Registration Statement for the resale of the Registrable Securities on or after the one year anniversary of the Private Placement. This current report is not an offer to sell or the solicitation of an offer to buy shares of Preferred Stock or other securities of the Company.

Item 3.03 Material Modification to Rights of Security Holders.

The description in Item 1.01 of this Report regarding the filing of the Certificate of Designation is incorporated into this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description of the Certificate of Designation in Item 1.01 of this Report is hereby incorporated into this Item 5.03 by reference.

Item 8.01 Other Events.
On January 24, 2018, the Company issued a press release announcing the foregoing events. Copies of the press release is attached to this report as Exhibits 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Designation of Series A Preferred Stock of Harte Hanks, Inc.
10.1	Securities Purchase Agreement, dated January 23, 2018, by and between Harte Hanks, Inc. and Wipro, LLC
10.2	Form of Registration Rights Agreement
99.1	Press Release issued by Harte Hanks, Inc. on January 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte Hanks, Inc.
Dated: January 29, 2018

By: /s/ Robert L. R. Munden
Robert L. R. Munden
Executive Vice President,
General Counsel & Secretary